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EXHIBIT 4.2

No sale, offer to sell or transfer of the securities represented by this certificate or any interest therein shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such transaction is then in effect, or the issuer has received an opinion of counsel satisfactory to it that such transfer does not require registration under that Act.

         This Warrant will be void after 5:00 p.m. New York time on the earlier of __________, 2003 (i.e. five years from the effective date of the Registration Statement) or the Warrant Expiration Date of the Warrants as defined in the Warrant Agreement.


                      REPRESENTATIVE'S WARRANT TO PURCHASE
                          COMMON STOCK PURCHASE WARRANT

WARRANT NO. 1

                          To Subscribe for and Purchase
                        Common Stock Purchase Warrants of

                      FRONTLINE COMMUNICATIONS CORPORATION

          (Transferability Restricted as Provided in Paragraph 8 Below)

                  THIS CERTIFIES THAT, for value received, ____________________ or registered assigns, is entitled to subscribe for and purchase from Frontline Communications Corporation, incorporated under the laws of the State of Delaware (the "Company") up to __________ fully paid Common Stock Purchase Warrants of the Company, as hereinafter defined, at the "Purchase Price" and during the period hereinafter set forth, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is one of an issue of the Company's Representative's Warrants (as defined herein) to purchase Common Stock Purchase Warrants, identical in all respects except as to the names of the holders thereof and the number of Common Stock Purchase Warrants purchasable thereunder, representing on the original issue thereof rights to purchase up to 150,000 Common Stock Purchase Warrants.

         1.       As used herein:

                  (a) "Common Stock" or "Common Shares" shall initially refer to the Company's Common Stock, $.01 par value, as more fully defined in the Warrant Agreement.

                  (b) "Purchase Price" shall be $.15 per Warrant which is subject to adjustment pursuant to Section 4 hereof.


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                  (c) "Underwriter" or "Representative" shall refer to WERBEL
ROTH SECURITIES, INC..

                  (d) "Underwriting Agreement" shall refer to the Underwriting Agreement dated as of ___________, 1998 between the Company and the Underwriter.

                  (e) "Representative's Warrants" or "this Warrant" shall refer to Warrants to purchase an aggregate of up to 150,000 Common Stock Purchase Warrants issued to the Underwriter or its designees by the Company pursuant to the Underwriting Agreement, as such may be adjusted from time to time pursuant to the terms of Section 4 and including any Representative's Warrants represented by any certificate issued from time to time in connection with the transfer, partial exercise, exchange of any Representative's Warrants or in connection with a lost, stolen, mutilated or destroyed Representative's Warrant certificate, if any, or to reflect an adjusted number of Representative's Warrants.

                  (f) "Common Stock Purchase Warrants" issuable upon exercise of the Representative's Warrants shall be identical in all respects to the Common Stock Purchase Warrants sold to the public in the Form SB-2 Registration Statement File No. 333-34115 and covered by the Warrant Agreement, except that the exercise price of such Warrants shall be $7.20 per share.

                  (g) "Holders" shall mean the registered holder of the Representative's Warrants or any Common Stock Purchase Warrants issued upon exercise of same.

                  (h) "Effective Date" shall refer to the effective date of the Form SB-2 Registration Statement File No. 333-34115.

                  (i) Warrant Agreement shall refer to the agreement dated as of _________, 1998 by and among the Company, the Representative and Continental Stock Transfer & Trust Company.

                  (j) "Representative's Stock Warrants shall refer to Warrants to purchase up to 150,000 shares of Common Stock which are covered by a separate Warrant. The "Representative's Stock Warrants" and "Representative's Warrants" collectively shall be referred to as the "Representative's Securities." The term "underlying securities" when used in connection with the registration rights of the holder of this Warrant shall refer to any securities issuable upon exercise of the Representative's Securities.

         2. The purchase rights represented by this Warrant may be exercised by the holder hereof, in whole or in part at any time, and from time to time, during the period commencing on the Effective Date until the earlier __________, 2003 or the Warrant Expiration Date of the Common Stock Purchase Warrants as defined in the Warrant Agreement (the "Expiration Date"), by the presentation of this Warrant, with the purchase form attached duly executed, at the Company's office (or such office or agency of the

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Company as it may designate in writing to the Holder hereof by notice pursuant to Section 14 hereof), and upon payment by the Holder to the Company in cash, or by certified check or bank draft of the Purchase Price for such Common Stock Purchase Warrants. The Company agrees that the Holder hereof shall be deemed the record owner of such Common Stock Purchase Warrants as of the close of business on the date on which this Warrant shall have been presented and payment made for such Common Stock Purchase Warrants as aforesaid. Certificates for the Common Stock Purchase Warrants so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding five (5) days, after the rights represented by this Warrant shall have been so exercised. If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, deliver a new Representative's Warrant evidencing the rights of the Holder hereof to purchase the balance of the Common Stock Purchase Warrants which such Holder is entitled to purchase hereunder. Exercise in full of the rights represented by this Warrant shall not extinguish the rights granted under
Section 9 hereof.

         3. Subject to the provisions of Section 8 hereof, (i) this Warrant is exchangeable at the option of the Holder at the aforesaid office of the Company for other Representative's Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Common Stock Purchase Warrants as are purchasable hereunder; and (ii) this Warrant may be divided or combined with other Representative's Warrants which carry the same rights, in either case, upon presentation hereof at the aforesaid office of the Company together with a written notice, signed by the Holder hereof, specifying the names and denominations in which new Representative's Warrants are to be issued, and the payment of any transfer tax due in connection therewith.

         4. The Purchase Price and number of Common Stock Purchase Warrants purchasable upon exercise of this Warrant are subject to adjustment by the Board of Directors of the Company as deemed appropriate by them acting in good faith in order to protect the holder on a similar basis as the anti-dilution provisions contained in the Warrant Agreement applicable to the Common Stock Purchase Warrants. Notwithstanding anything contained herein to the contrary, no adjustment will be made to the Purchase Price or number of Common Stock Purchase Warrants where no adjustment has been made pursuant to the terms of the Warrant Agreement to the number of Common Stock Purchase Warrants held by the public Warrant holders.


                  The exercise price of the Common Stock Purchase Warrants underlying this Warrant and securities issuable upon exercise of the Common Stock Purchase Warrants are subject to adjustment pursuant to the terms and conditions contained in the Warrant Agreement.

         5. For the purposes of this Warrant, the term "Common Stock Purchase Warrants" shall mean any other class of Common Stock Purchase Warrants resulting from successive changes or re-classifications of such Warrants. If at any time, as a result of an

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adjustment made pursuant to Section 4, the securities or other property obtainable upon exercise of this Warrant shall include securities of the Company other than Common Stock Purchase Warrants or securities of another corporation or other property, thereafter, the number of such securities or property so obtainable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock Purchase Warrants contained in Section 4 and all other provisions of this Warrant with respect to Common Stock Purchase Warrants shall apply on like terms to any such other securities or property. Subject to the foregoing, and unless the context requires otherwise, all references herein to Common Stock Purchase Warrants shall, in the event of an adjustment pursuant to Section 4, be deemed to refer also to any other securities or property then obtainable as a result of such adjustments.

         6. The Company covenants and agrees that:


                  (a) During the period within which the rights represented by the Representative's Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of the Common Stock Purchase Warrants, such number of its Common Shares as shall be issuable upon the exercise of the Common Stock Purchase Warrants and at its expense will obtain the listing thereof on all national securities exchanges on which the Common Shares are then listed; and if at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of the Common Stock Purchase Warrants, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of the Common Stock Purchase Warrants.

                  (b) All securities which may be issued upon exercise of the rights represented by this Warrant and the Common Stock Purchase Warrant will, upon issuance be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof; and,

                  (c) All original issue taxes payable in respect of the issuance of Common Stock Purchase Warrants upon the exercise of the rights represented by this Warrant shall be borne by the Company but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Representative's Warrants and/or Common Stock Purchase Warrants.

         7. Until the Common Stock Purchase Warrants are exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company, except that the Holder of this Warrant and/or the Common Stock Purchase Warrants shall be deemed to be a shareholder of this Company for the purpose of bringing

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suit on the ground that the issuance of shares of stock of the Company is improper under the New York Corporation Law.


         8. This Warrant and the Common Stock Purchase Warrants shall not be sold, transferred, assigned or hypothecated for a period of twelve (12) months from the Effective Date, except to officers or partners of the Representative, and/or the other underwriters and/or selected dealers who participated in such offering, or the officers or partners of such underwriters and/or selected dealers. In no event shall this Warrant and the Common Stock Purchase Warrants be sold, transferred, assigned or hypothecated except in conformity with the applicable provisions of the Securities Act of 1933, as then in force (the "Act"), or any similar Federal statute then in force, and all applicable "Blue Sky" laws.

         9. The holder of this Warrant, by acceptance hereof, agrees that, prior to the disposition of this Warrant or of any securities theretofore purchased upon the exercise hereof, under circumstances that might require registration of such securities under the Act, or any similar Federal statute then in force, such holder will give written notice to the Company expressing such holder's intention of effecting such disposition, and describing briefly such holder's intention as to the disposition to be made of this Warrant and/or the securities theretofore issued upon exercise hereof. In this event, the provisions of the following subdivisions shall apply:

                  (a) If, in the opinion of company counsel, the proposed disposition does not require registration under the Act or qualification pursuant to Regulation A promulgated under the Act, or any similar Federal statute then in force, of this Warrant and/or the securities issuable or issued upon the exercise of this Warrant, the Company shall, as promptly as practicable after the receipt of written opinion of counsel to the holder of this Warrant to such effect, notify the holder hereof of such opinion, whereupon such holder shall be entitled to dispose of this Warrant and/or such securities theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such holder to the Company.


                  (b) If, in the opinion of either such counsel, such proposed disposition requires such registration or qualification under the Act, or similar Federal statute then in effect, of this Warrant and/or the Common Stock Purchase Warrants issuable or issued upon the exercise of this Warrant, the Company shall promptly give written notice to all then holders of the Representative's Warrants and/or Common Stock Purchase Warrants at the respective addresses thereof shown on the books of the Company. The registration rights contained in Section 15 of the Underwriting Agreement are incorporated by reference as if set forth in their entirety herein.

         10. The Company agrees to indemnify and hold harmless the holder of this Warrant and/or the Common Stock Purchase Warrants issuable or issued upon the exercise hereof, from and against any claims and liabilities caused by any untrue statement of a

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material fact, or omission to state a material fact required to be stated, in any such registration statement, prospectus, notification or offering circular under Regulation A, except insofar as such claims or liabilities are caused by any such untrue statement or omission based on information furnished in writing to the Company by such holder, or by any other such holder affiliated with the holder who seeks indemnification, as to which the holder hereof, by acceptance hereof, agrees to indemnify and hold harmless the Company.

         11. If this Warrant and/or the Common Stock Purchase Warrants require qualification or registration with, or approval of, any governmental official or authority (other than registration under the Act, or any similar Federal statute at the time in force), before such securities may be issued on the exercise hereof, the Company, at its expense, will take all requisite action in connection with such qualification, and will use its best efforts to cause this Warrant to be duly registered or approved, as may be required.

         12. This Warrant is exchangeable, upon its surrender by the registered holder at such office or agency of the Company as may be designated by the Company, for new Representative's Warrants of like tenor, representing, in the aggregate, the right to subscribe for and purchase the number of Common Stock Purchase Warrants that may be subscribed for and purchased hereunder, each of such new Representative's Warrants to represent the right to subscribe for and purchase such number of Common Stock Purchase Warrants as shall be designated by the registered holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or in the case of such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the registered holder a new Representative's Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Common Stock Purchase Warrants that may be subscribed for and purchased hereunder. Nothing herein is intended to authorize the transfer of this Warrant except as permitted under Paragraph 8.

         13. Every holder hereof, by accepting the same, agrees with any subsequent holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent may deem and treat the registered holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

         14. All notices required hereunder shall be given by first-class mail, postage prepaid; if given by the holder hereof, addressed to the Company at One Blue Hill Plaza, 6th Floor, or such other address as the Company may designate in writing to the holder hereof; and if given by the Company, addressed to the holder at the address of the holder shown on the books of the Company.


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         15. The validity, construction and enforcement of this Warrant shall be governed by the laws of the State of New York and jurisdiction is hereby vested in the Courts of said State in the event of the institution of any legal action under this Warrant.

         IN WITNESS WHEREOF, Frontline Communications Corporation has caused this Warrant to be signed by its duly authorized officers under its corporate seal, to be dated as of __________, 1998.

                                          FRONTLINE COMMUNICATIONS
                                          CORPORATION


                                          By:___________________________________
                                                   Stephen J. Cole-Hatchard
                                                        Chief Executive Officer

Attest:

______________________________
Michael Olbermann,
    Chief Operating Officer



(Corporate Seal)

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                                  PURCHASE FORM
                                 To Be Executed
                            Upon Exercise of Warrant

The undersigned hereby exercises the right to purchase Common Stock Purchase Warrants evidenced by the within Representative's Warrant, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full. The undersigned requests that certificates for such Common Stock Purchase Warrants shall be issued in the name set forth below.

Dated:_____,19                                          Signature


                                            ____________________________________
                                                   Print Name of Signatory


                                            ____________________________________
                                               Name to whom certificates are to
                                              be issued if different from above


                                            Address:____________________________

                                            ____________________________________

                                            Social Security No. or other
                                            identifying number______________



         If said number of Common Stock Purchase Warrants shall not be all the Common Stock Purchase Warrants purchasable under the within Warrant, the undersigned requests that a new Representative's Warrant for the unexercised portion shall be registered in the name of :
                                            ____________________________________
                                                    (Please Print)

                                           Address:_____________________________

                                           _____________________________________

                                           Social Security No. or other
                                            identifying number: ________

                                           _____________________________________
                                                        Signature



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                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED                                   , hereby
sells assigns and transfers to                      , Soc. Sec. No.
[ ] the within Representative's Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Representative's Warrant on the register of the within named Company, with full power of substitution.


                                          ______________________________________
                                                        Signature

Dated:_________, 19

Signature Guaranteed:


__________________________________


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